EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of United Cannabis Corporation (the "Company") on Form 10-Q for the period ending September 30, 2016 as filed with the Securities and Exchange Commission (the "Report"), Earnest Blackmon, the Company’s Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

November 11, 2016	/s/ Earnest Blackmon
Earnest Blackmon Principal Executive and Financial Officer